EXHIBIT 10.14e

DATED	2015

(1) (2) (3) (4)	KOIDU LIMITED OCTEA LIMITED BSG RESOURCES LIMITED LAURELTON DIAMONDS, INC.

FIFTH AMENDMENT AGREEMENT RELATING TO A
US$50,000,000 AMORTISING TERM LOAN FACILITY
AGREEMENT DATED 30 MARCH 2011

Fasken Martineau LLP 17 Hanover Square London W1S 1HU Telephone: +44 20 7917 8500 Fax: +44 20 7917 8555

CONTENTS

CLAUSE		PAGE

1	Definitions and Interpretation	1
2	Accession and Amendments	2
3	Interest Payments	5
4	Waiver	5
5	Conditions Subsequent	7
6	Continuity and Further Assurance	7
7	OBLIGORS	7
8	Existing Security	8
9	Miscellaneous	8
10	Governing Law and Jurisdiction	8
Schedule 1 - Conditions Subsequent		9
Schedule 2 - Accession Notice		11

THIS FIFTH AMENDMENT AGREEMENT (the “Amendment Agreement”) is dated 30 April 2015 and made between:

(1)
KOIDU LIMITED (formerly Koidu Holdings S.A.), a company incorporated in the British Virgin Islands with registered number 552189 and which is registered to carry on business in Sierra Leone under registration number C.F.(F) 8/2003 (the “Original Borrower”);

(2)	OCTEA LIMITED (formerly BSGR Diamonds Ltd.), a company incorporated in the British Virgin Islands with registered number 615683 ( “Octea”);

(3)	BSG RESOURCES LIMITED, a company incorporated in Guernsey with registered number 46565 (the “Guarantor”); and

(4)	LAURELTON DIAMONDS, INC., a company incorporated under the laws of the State of Delaware, United States of America with registered number 01-0715717 (the “Original Lender”).
WHEREAS:

(A)
The Original Borrower, the Guarantor and the Original Lender have entered into a US$50,000,000 amortising term loan facility agreement dated 30 March 2011, as amended by amendment agreements dated 10 May 2011, 12 February 2013, 29 March 2013 and 31 March 2014 (collectively, the “Facility Agreement”).

(B)
The Borrower has requested that the payment of principal due to the Original Lender on the date falling 24 months after the First Repayment Date, being 30 March 2015, be deferred on the terms set out herein.

(C)	The Parties agree that Octea shall accede as a Borrower from the date of this Amendment Agreement.

(D)
In accordance with Clause 29 (Amendments and waivers) of the Facility Agreement, the Parties wish to amend the Facility Agreement on the terms and subject to the conditions set out in this Amendment Agreement.

AGREED TERMS

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Amendment Agreement:
“Amended Facility Agreement” means the Facility Agreement as amended by this Amendment Agreement; and
“Effective Date” means the means the date on which the Lender informs the Borrower that the conditions subsequent in relation to Octea have been satisfied in accordance with Clause 5.1.1(Conditions Subsequent) of this Amendment Agreement.

1.2	Incorporation of Defined Terms

1.2.1	Terms defined in the Facility Agreement shall, unless otherwise defined herein, have the same meaning in this Amendment Agreement.

1.2.2	The principles of construction set out in Clause 1.2 (Construction) of the Facility Agreement shall have effect as if set out in this Amendment Agreement mutatis mutandis.

1.2.3	This Amendment Agreement is intended to take effect as a deed notwithstanding that certain parties may have executed it under hand only.

1.3	Clauses

1.3.1	In this Amendment Agreement, any reference to a “Clause” is, unless the context otherwise requires, a reference to a Clause to this Amendment Agreement.

1.3.2	Clause headings are for ease of reference only.

1.4	Third Party Rights
A person who is not a party to this Amendment Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Amendment Agreement.

1.5	Designation as a Finance Document
In accordance with the Facility Agreement, the Parties designate this Amendment Agreement as a Finance Document.

1.6	Representations and Warranties

1.6.1	The Original Lender has entered into this Amendment Agreement in reliance on the following representations.

1.6.2	Each Obligor party hereto hereby represents and warrants on the date of this Amendment Agreement and the Effective Date that:

(a)	the Repeating Representations are true and would also be true if references to the Facility Agreement were construed as references to this Amendment Agreement; and

(b)
no Default is continuing or would occur as a result of entering into this Amendment Agreement or Octea becoming a Borrower under the Facility Agreement (other than, prior to the Effective Date, the Default contemplated by the Deferral (as defined below)).

2	ACCESSION AND AMENDMENTS
With effect from the date of this Amendment Agreement:

2.1	Octea accedes to the Facility Agreement as an Additional Obligor; and

2.2	the Facility Agreement shall be amended as follows:

2.2.1	the following definitions shall be inserted into Clause 1.1 (Definitions) of the Facility Agreement:
““Additional Obligor” means:

(a)	Octea Limited (formerly BSGR Diamonds Ltd.), a company incorporated in the British Virgin Islands with registered number 615683 and

(b)	any company, entity or person which becomes an additional borrower, guarantor or security provider in accordance with Clause 5 (Conditions Subsequent) of the Fifth Amendment Agreement.
“the Borrower” means the Original Borrower and (except where the context requires as a result of manifest factual error) Octea and each other Additional Obligor that is not a guarantor.
“Fifth Amendment Agreement” means the fifth amendment agreement dated on or around 30 April 2015 between the Original Borrower, Octea, the Guarantor and the Lender in respect of this Agreement.
“Original Borrower” means Koidu Limited (formerly Koidu Holdings S.A.), a company incorporated in the British Virgin Islands with registered number 552189 and which is registered to carry on business in Sierra Leone under registration number C.F.(F) 8/2003.”;

2.2.2	the following shall be inserted as a new paragraph Clause 1.2.5 (Construction) of the Facility Agreement:
“In respect of any reference in this Agreement to:

(i)	any obligation on any Lender to notify the Borrower;

(ii)	any requirement that the Borrower must agree with, consult with, or provide its consent to any Lender; or

(iii)	any designation by the Borrower,
any such notification, agreement with, consultation with, or the provision of consent by or designation by, any one of the Original Borrower or an Additional Obligor shall be deemed to be a notification to, agreement with, consultation with, provision of consent by or designation by (in each case, as applicable) the Original Borrower and all Additional Obligors”;

2.2.3	deleting paragraph (a) of Clause 8.1 (Interest) of the Facility Agreement in its entirety and replacing it with the following:

“(a)	The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the higher of:

(i)	LIBOR plus 3.5%; and

(ii)	6.75%.”
and, in respect of this amendment, the Obligors and the Lender agree that such amendment shall apply from 30 April 2015 onwards; and
deleting paragraph (b) of Clause 8.1 (Interest) of the Facility Agreement in its entirety.

2.2.4	deleting Clause 8.2 (Payment of Interest) of the Facility Agreement in its entirety and replacing it with the following:

“8.2	Payment of Interest

8.2.1
For each Interest Period that ends on or before the third anniversary of the date of this Agreement, all accrued interest on each Loan during each such Interest Period shall be capitalised and added to the principal amount of each such Loan on the last day of each such Interest Period.

8.2.2	For each Interest Period that ends after the third anniversary of the date of this Agreement, the Borrower shall pay accrued interest on each Loan on the last day of each such Interest Period.

8.2.3
If the Final Maturity Date shall precede the last day of an Interest Period, the accrued interest on the Loan being paid on the Final Maturity Date shall be paid by the Borrower on such Final Maturity Date.”

2.2.5	deleting Clause 9.1.1 (Interest Periods) of the Facility Agreement in its entirety and replacing it with the following:

“9.1.1
In respect of all Loans outstanding as at the date of the Fifth Amendment Agreement, the (then current) Interest Periods in respect of all such Loans shall end on 30 April 2015 and each subsequent successive Interest Period shall be for a period of one Month.”; and

2.2.6	the following shall be inserted as new paragraphs (g) and (h) to Clause 16.4 (Information: miscellaneous) of the Facility Agreement:

“(g)
simultaneously upon delivery by Octea or the Guarantor to Standard Chartered Bank as agent or security agent under the SCB Facility, a copy of all documents, notices, information and/or communications supplied to Standard Chartered Bank as agent or security agent under the SCB Facility; and

(h)	promptly, a copy of each consent, approval, waiver and/or amendment granted, provided by or agreed by Standard

Chartered Bank as agent or security agent under the SCB Facility.”.

3	INTEREST PAYMENTS

3.1	Notwithstanding Clause 8.2.2 of the Amended Facility Agreement, the Parties agree that the Borrower shall pay to the Lender on 15 May 2015:
(1) an additional amount equal to the amount of interest which the Lender should have received under paragraph (a) of Clause 8.1 (Interest) of the Facility Agreement for the Interest Period in effect up to 30 April 2015, had the interest rate specified under that Clause been: (i) for the period starting on the first day of that Interest Period up to (and including) 31 March 2015: 4%; and (ii) for the period from 31 March 2015 to 30 April 2015: 6.75%; and
(2) an additional amount of $1,179,123.59, which amount shall reflect the one-time payment of an additional amount of interest, accruing at 2% per annum, in respect of the Second Deferred Amount (as defined below) and the Deferred Amount (as defined in the Amended Facility Agreement).

4	WAIVER

4.1
Subject to Clauses 4.2 (Waiver) and 5 (Conditions Subsequent) below, with effect from the Effective Date, the Lender has agreed to defer (the “Deferral”) the requirement of Clause 6.1 (Repayment of Loans) under the Amended Facility Agreement that the Borrower must pay to the Lender, on the date falling 24 months after the First Repayment Date (being 30 March 2015), an amount equal to 16% of the aggregate amount of the Loans outstanding at the close of business in New York City on the final day of the Availability Period plus the amount of any interest capitalised and added to the principal amount of each such Loan pursuant to Clause 8.2.1 (Payment of Interest) of the Amended Facility Agreement (the “Second Deferred Amount”) and such requirement shall be deferred until the earliest of:

4.1.1
the date to be specified by the Lender in a notice delivered to the Borrower (the “Deferral Request Notice”), provided that such date specified in the Deferral Request Notice shall fall no earlier than the date falling 30 days after the date of the Deferral Request Notice;

4.1.2	the date on which any Event of Default occurs under the Amended Facility Agreement or this Amendment Agreement; and

4.1.3	the date on which any Automatic Deferral Termination Event occurs.
It is understood and agreed that the Second Deferred Amount is $8,991,899.68.

4.2	The following events shall constitute an Event of Default:

4.2.1
any failure by any Obligor to comply with this Amendment Agreement or the terms of the Amended Facility Agreement in any material respect; provided that (i) any failure by any Obligor to pay on the due date any amount payable pursuant to this Amendment Agreement shall not be an Event of Default hereunder if (a) its failure to pay is caused by (1)

administrative or technical error; or (2) a Disruption Event and (b) payment is made within 3 Business Days of its due date and (ii) any failure by any Obligor to comply with this Amendment Agreement in any respect other than non-payment shall not be an Event of Default if the failure is capable of remedy and it is remedied within 15 Business Days of the earlier of the Lender giving notice to the relevant Obligor or the relevant Obligor becoming aware of the failure to comply, provided that an additional 5 Business Day remedy period shall be permitted if the relevant Obligor has taken all reasonable steps available to it during the initial 15 Business Day period to remedy such failure and the additional 5 Business Days would not prejudice the Lender’s ability to enforce their material rights under the Finance Documents.

4.2.2
any information supplied to the Lender by any Obligor being other than true, accurate and complete in any material respect, unless the underlying circumstances (if capable of remedy) are remedied within 15 Business Days of the earlier of the Lender giving notice to the relevant Obligor or the relevant Obligor becoming aware of the failure to comply, provided that an additional 5 Business Day remedy period shall be permitted if the relevant Obligor has taken all reasonable steps available to it during the initial 15 Business Day period to remedy the underlying circumstances and the additional 5 Business Days would not prejudice the Lender’s ability to enforce their material rights under the Finance Documents.

For the avoidance of doubt, subject to the terms of any Intercreditor Agreement, on and at any time after the occurrence of any Event of Default listed above, the Lender may by notice to the Borrower take any of the actions referred to in paragraphs (a) to (d) of Clause 19.19 (Acceleration) of the Amended Facility Agreement.

4.3	The following events shall constitute an Automatic Deferral Termination Event:

4.3.1
(i) any Financial Indebtedness of any obligor under the SCB Facility (an “SCB Facility Obligor”) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (howsoever described) or (ii) any commitment for any Financial Indebtedness of any SCB Facility Obligor is cancelled or suspended by any creditor under the SCB Facility as a result of an event of default (howsoever described);

4.3.2
Standard Chartered Bank (as agent and security agent under the SCB Facility) (the “SCB Facility Agent”) defers any requirement for payment of principal and/or interest by any SCB Facility Obligor under the SCB Facility and any such deferral is withdrawn, cancelled or ceases to be in full force and effect at any time; and

4.3.3
the SCB Facility Agent requests or requires from any SCB Facility Obligor that any payment of principal which was (or is) due from it or any other SCB Facility Obligor at any time from (and including) 1 February 2015 up to (and including) 30 September 2015 under the SCB Facility be paid to it or to any person on its behalf (or any such payment is made during or in respect of that period by or on behalf of any SCB Facility Obligor).

5	CONDITIONS SUBSEQUENT

5.1	The Borrower shall procure that:

5.1.1
on or prior to the date falling 30 days after the date of this Amendment Agreement, the Lender shall have received in relation to Octea all of the documents and evidence specified in the Schedule 1 (Conditions Subsequent) to this Amendment Agreement in form and substance satisfactory to it; and

5.1.2
any person or entity who becomes or accedes as a borrower, guarantor or security provider under the SCB Facility after the date of this Amendment Agreement shall also become or accede as a borrower, guarantor or security provider in the same capacity, on the same date and on substantially similar terms (in form and substance satisfactory to the Lender) under the Amended Facility Agreement by providing the documents and other evidence set out in Schedule 1 (Conditions Subsequent) of this Amendment Agreement to the Lender. Notwithstanding the foregoing, it is understood and agreed that this Clause 5.1.2 shall not entitle the Lender to a guarantee from the Guarantor or any parent entity of the guarantor, unless otherwise agreed by the parties hereto.

5.2
On satisfaction of the conditions subsequent referred to in Clause 5.1 in respect of each Additional Obligor, the Lender shall promptly notify the Original Borrower in writing that those conditions have been satisfied in respect of that Additional Obligor.

5.3
The Lender shall not give any notice referred to in Clause 5.2 if it is aware that an Event of Default or Default has occurred which is continuing (other than prior to the Effective Date, the Default contemplated by the Deferral).

6	CONTINUITY AND FURTHER ASSURANCE

6.1	Continuing Obligations
The provisions of the Facility Agreement shall, save as amended hereby, continue in full force and effect.

6.2	Further Assurance
The Obligors shall do all such acts and things necessary to give effect to the amendments effected or to be effected pursuant to this Amendment Agreement.

7	OBLIGORS
On the date of this Amendment Agreement, each Obligor confirms its acceptance of the Amended Facility Agreement and agrees that it is bound as an Obligor by the terms of the Amended Facility Agreement.

8	EXISTING SECURITY
On the date of this Amendment Agreement, each Obligor confirms, acknowledges and agrees that:

8.1.1
any Security created by it under the Transaction Security Documents ranks as a continuing security for the payment and discharge of the Secured Liabilities (as defined in the Transaction Security Documents) including, without limitation, all present and future monies, obligations and liabilities owed by each Obligor to the Lenders, whether actual or contingent and whether owed jointly or severally, as principal or surety and/or in any other capacity, under or in connection with the Amended Facility Agreement and extends to the obligations of the Obligors under the Finance Documents (including the Amended Facility Agreement);

8.1.2
the obligations of the Obligors arising under the Amended Facility Agreement are included in the definition of the Secured Liabilities (as defined in the Transaction Security Documents) subject to any limitations set out in the Transaction Security Documents; and

8.1.3
any Security created under the Transaction Security Documents shall continue in full force and effect in all respects and the Transaction Security Documents and this Amendment Agreement shall be read and construed together.

9	MISCELLANEOUS

9.1	Incorporation of provisions
The provisions of Clause 25 (Notices), Clause 27 (Partial Invalidity) and Clause 33 (Arbitration) of the Facility Agreement shall be incorporated into this Amendment Agreement as if set out in full herein and as if references in those Clauses to “this Agreement” or “the Finance Documents” are references to this Amendment Agreement.

9.2	Counterparts
This Amendment Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Amendment Agreement by e-mail attachment or fax shall be an effective mode of delivery.

10	GOVERNING LAW AND JURISDICTION

10.1	This Amendment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

Executed as a deed and delivered on the date appearing at the beginning of this Amendment Agreement.

SCHEDULE 1 - CONDITIONS SUBSEQUENT

1	The certificate of incorporation (and any relative certificate of incorporation on change of name) of the Additional Obligor.

2	The memorandum and articles of association of the Additional Obligor.

3	The minutes or unanimous written resolutions of a meeting of the board of directors of the Additional Obligor (including the resolutions passed at that meeting):

(a)
approving and authorising the execution, delivery and performance of, in respect of Octea, this Amendment Agreement and the Amended Facility Agreement or, in respect of any other Additional Obligor, the relevant Accession Notice and the Finance Documents, on the terms and conditions set out in those documents;

(b)
showing that the relevant board meeting was quorate, that due consideration was given by all the relevant directors present of the Additional Obligor’s liabilities arising under those documents and that all declarations of interest required in connection with those documents were made;

(c)
resolving that the transactions contemplated by those documents would be, most likely to promote the success of the Additional Obligor or in the best interests of the Additional Obligor for the benefit of its members as a whole; and

(d)
authorising any director or specified person or persons whose name and specimen signature is set out in those minutes (or which shall be set out in the certificates specified at paragraphs 4 and 5 of this Schedule) to sign or otherwise attest the execution of those documents and any other documents to be executed or delivered pursuant to those documents.

4
A certificate of the Additional Obligor (signed by a director or authorised signatory) confirming that borrowing or guaranteeing the Total Commitments or otherwise providing security would not cause any borrowing, guaranteeing or other similar limit binding on the Additional Obligor to be exceeded.

5
A certificate of an authorised signatory of the Additional Obligor certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than, in respect of Octea, the date of this Amendment Agreement or, in respect of any other Additional Obligor, the date of the relevant Accession Notice.

6	The register of directors of the Additional Obligor.

7	A certificate from the registered agent of the Additional Obligor attaching registers of directors and shareholders and any register of charges.

8	If required, evidence that the Additional Obligor has applied to the Corporate Affairs Commission for a certificate of registration under the Companies Act 2009 of Sierra Leone.

9	The most recent audited financial statements of the Additional Obligor.

10
Except where the Additional Obligor is Octea, an accession notice duly executed by the Additional Obligor and the Lender, substantially in the form set out in Schedule 2 of this Amendment Agreement (an “Accession Notice”).

11
A copy of an amendment agreement relating to a diamond offtake agreement dated 23 May 2011 among the Original Borrower, Octea Diamonds Limited (formerly, Global Diamond Trading Ltd.) and the Original Lender (the “Diamond Offtake Agreement”) duly executed by all parties to the Diamond Offtake Agreement.

12	A legal opinion of Fasken Martineau LLP in England and Wales, in form and substance satisfactory to the Lender (acting reasonably).

13	A legal opinion of Barker Adams or other reputable counsel reasonably acceptable to the Lender in the British Virgin Islands, in form and substance satisfactory to the Lender (acting reasonably).

14	A legal opinion of Ogier or other reputable counsel reasonably acceptable to the Lender in Guernsey, in form and substance satisfactory to the Lender (acting reasonably).

15	A legal opinion of Basma and Macaulay or other reputable counsel reasonably acceptable to the Lender in Sierra Leone, in form and substance satisfactory to the Lender (acting reasonably).

16	In respect of any Additional Obligor which is proposed to accede as a security provider, any security documents which are required by the Lender to be executed by that Additional Obligor.

17
A copy of any other authorisation or other document, opinion or assurance (including any legal opinions) which the Lender considers to be necessary or desirable in connection with the entry and performance of the transactions contemplated by, in respect of Octea, this Amendment Agreement and the Amended Facility Agreement or, in respect of any other Additional Obligor, the Finance Documents.

SCHEDULE 2 - ACCESSION NOTICE

To:	Laurelton Diamonds, Inc. as Lender

From:	[Additional Obligor]
Dated:

Dear Sirs

Koidu Limited - US$50,000,000 amortising term loan facility (dated 30 March 2011, as amended by amendment agreements dated 10 May 2011, 12 February 2013, 29 March 2013, 31 March 2014 and 30 April 2015) (the Facility Agreement)

1.
We refer to the Facility Agreement. This deed shall take effect as an Accession Notice for the purposes of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning unless given a different meaning in this Accession Notice.

2.
[Additional Obligor] agrees to become an Additional [Borrower]/[guarantor]/[security provider] and to be bound by the terms of the Facility Agreement and the other Finance Documents as an Additional [Borrower]/[guarantor]/[security provider] pursuant to the Fifth Amendment Agreement. [Additional Obligor] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company with registered number [ ].

3.	Koidu Limited confirms that no Default is continuing or would result as a result of [Additional Obligor] becoming an Additional [Borrower]/[guarantor]/[security provider].

4.	[Additional Obligor]’s administrative details for the purposes of the Facility Agreement are as follows:
Address:
Fax number:
Attention:

5.	Terms defined in any Intercreditor Agreement shall unless otherwise defined in this Accession Notice bear the same meaning when used in paragraphs 5 and 6.

6.
[Additional Obligor] confirms that it intends to be party to any Intercreditor Agreement as a [debtor], undertakes to perform all the obligations expressed to be assumed by a [debtor] under any Intercreditor Agreement and agrees that it shall be bound by all provisions of any Intercreditor Agreement as if it had been an original party to any Intercreditor Agreement.

7.
[Additional Obligor] irrevocably appoints Koidu Limited to act on its behalf as its agent in relation to the Finance Documents [and as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document and agrees that failure by an agent for service of process to notify the relevant Additional Obligor of the process will not invalidate proceedings concerned].

8.	This Accession Notice and any non-contractual obligations arising out of or in connection with are governed by English law.

This Accession Notice has been signed on behalf of the Lender, the Borrower and the Additional Obligor and is delivered on the date stated above.

EXECUTED as a DEED
[Additional Obligor]
By:
Witnessed by:
Name:
Address:
Occupation:

Koidu Limited (for and on behalf of its and each Obligor)
By:
Witnessed by:
Name:
Address:
Occupation:

Laurelton Diamonds, Inc.
By:

EXECUTION PAGE

The Original Borrower	)
EXECUTED and DELIVERED as a Deed by	)
Koidu Limited	)	/s/ S. Merloni-Horemans
acting by its duly authorised director, Margali Management Corp., acting by its duly authorised representative		S. Merloni-Horemans
for Invicta Board Ltd.
Director

Octea	)
EXECUTED and DELIVERED as a Deed by	)
Octea Limited	)	/s/ S. Merloni-Horemans
acting by its duly authorised director, Margali Management Corp., acting by its duly authorised representative		S. Merloni-Horemans
for Invicta Board Ltd.
Director

The Guarantor	)
SIGNED as a Deed by	)
for and on behalf of	)	/s/ S. Merloni-Horemans
BSG Resources Limited		S. Merloni-Horemans
acting by its duly authorised director(s)		Director

Director

The Original Lender	)
SIGNED by	)
	)	/s/ Leigh M. Harlan
for and on behalf of Laurelton Diamonds, Inc.		Director